UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2010 (February 26, 2010)

UNILIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34540	27-1049354
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 Lowther Road, Lewisberry, Pennsylvania	17339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 938-9323

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Provision of Certain Financial Information under ASX Listing Rules for the Six Months Ended December 31, 2009

On February 11, 2010, Unilife Corporation, a Delaware corporation (the “Company”) became a reporting company under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On January 27, 2010, the Unilife group redomiciled from Australia to Delaware in a transaction pursuant to which the Company became the parent corporation of Unilife Medical Solutions Limited, an Australian company (“UMSL”), whose shares were listed on the Australian Securities Exchange (“ASX”). As a result of the transaction, the Company replaced UMSL as the listed company on the ASX.

The Company is furnishing on this Current Report on Form 8-K, and including as Exhibit 99.1, an Appendix 4D for the six-month period ended December 31, 2009, which was lodged by UMSL on February 26, 2010 as required by ASX listing rules. This Appendix 4D contains the consolidated financial statements and related footnotes for that period. Since UMSL was the ASX-listed entity on December 31, 2009, ASX rules required UMSL to lodge the Appendix 4D on February 26, 2010, notwithstanding that the redomiciliation transaction occurred prior to that date. ASX rules also required that the Appendix 4D be prepared in Australian dollars and in accordance with Australian IFRS, which was the basis on which UMSL historically prepared its financial statements and other financial information. Commencing with the quarterly period ending March 31, 2010, the Company will no longer be required to provide financial information in Australian dollars or Australian IFRS and will instead provide all of its financial information in U.S. dollars and in accordance with U.S. generally accepted accounting principles.

As a reporting company, the Company will be filing its Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2009, within 45 days after February 11, 2010, the effective date of the Form 10, as required by Rule 13a-13 under the Exchange Act. The financial statements which will be included in the Form 10-Q will be prepared in U.S. dollars and in accordance with U.S. generally accepted accounting principles. As of February 26, 2010, the Company has not yet completed the preparation of those financial statements for the period. In preparing those financial statements, the Company will translate all amounts in Australian dollars to U.S. dollars at the prevailing average exchange rates during the three and six months ended December 31, 2009. Such rates ranged from A$1.00:$0.77930 to A$1.00:$0.93490. Additionally, in preparing those financial statements, the Company will convert all amounts from Australian IFRS to U.S. generally accepted accounting principles. The material differences between Australian IFRS and U.S. generally accepted accounting principles relate to revenue recognition under the Company’s exclusive licensing agreement with sanofi-aventis, share-based compensation expense and research and development costs.

Caution Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits included herein, contain forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Registration Statement on Form 10 and those described from time to time in other reports which we file with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Appendix 4D – Half Year Report for the six months ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation
Date: February 26, 2010	By:	/s/ Alan Shortall

Name: Alan Shortall
Title: Chief Executive Officer